Exhibit 1

                      TRANSACTIONS IN SHARES OF THE COMPANY
                             DURING THE PAST 60 DAYS

         The Reporting Persons engaged in the following transactions in Shares of the Company during the past 60 days. All transactions involved purchases of
Shares on the New York Stock Exchange, unless marked (T) next to Number of
Shares to indicate a purchase in the Third Market.
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
REPORTING PERSON
WITH DIRECT
BENEFICIAL                                                                             PRICE PER SHARE
OWNERSHIP                     DATE OF TRANSACTION         NUMBER OF SHARES             (EXCLUDING COMMISSION)
- ---------                     -------------------         ----------------             ----------------------
Greenway                      6/25/96                     50,000 (T)                   18.75
Greenway                      6/26/96                     30,000 (T)                   18.688
Greenway                      6/28/96                     12,500                       18.203
Greenway                      8/12/96                     225,000 (T)                  14.538
Greenway                      8/12/96                     7,300                        14.5856
Greenbelt                     6/28/96                     12,500                       18.203
Greenbelt                     8/12/96                     150,000                      14.538
Greenbelt                     8/13/96                     20,000                       14.7969
Greenbelt                     8/14/96                     20,000                       14.875
Greenbelt                     8/15/96                     22,000                       15.21
Greenbelt                     8/16/96                     22,500                       15.147
Greenbelt                     8/19/96                     18,000                       15.5625
Greenbelt                     8/19/96                     15,000                       15.625
Greenbelt                     8/20/96                     22,200 (T)                   15.625
Greenbelt                     8/20/96                     6,000                        15.875
Greensea                      8/12/96                     100,000 (T)                  14.538
Greentree                     6/28/96                     20,000                       18.203
Greentree                     8/12/96                     100,000 (T)                  14.538

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